UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2010

Solar Energy Initiatives, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

818 A1A North
Suite 201
Ponte Vedra Beach, Florida 32082
(Address of principal executive offices)

(904) 644-6090
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Law Offices of Stephen M. Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, NY 11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On July 12, 2010, Michael Gorton resigned as Chief Executive Officer of Solar Park Initiatives, Inc. (“SPI”), a majority owned subsidiary of Solar Energy Initiatives, Inc. (the “Company”).  David Surette has been appointed as the Chief Executive Officer of SPI effective July 12, 2010.

There is no understanding or arrangement between Mr. Surette and any other person pursuant to which Mr. Surette was selected as an officer of SPI.  Mr. Surette does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or an executive officer.   Since January 1, 2009, Mr. Surette has not had a direct or indirect material interest in any transaction or proposed transaction, in which the Company or SPI was or is a proposed participant exceeding $120,000.  Mr. Surette has provided accounting consulting services to the Company at an hourly rate.

Prior to joining Solar Park Initiatives, Mr. Surette was the Chief Financial Officer for Marina Holdings Group, LLC companies (“MHG”).  With 25 years experience in senior executive and senior financial roles, Mr. Surette has most recently been involved with several early stage companies in the solar and wind energy sector.  Prior to joining MHG, Mr. Surette was the CEO & CFO for Maple Leaf Renewables Group, a solar and wind project developer in commercial and utility scale projects developing 10 megawatt to 250 megawatt sized farms.  Also, as Co-Founder of Solar Power Technologies, Inc. (“SPTI”) and former CEO & CFO, he was able to assist SPTI with its technology patent and initial venture funding.  In the solar manufacturing space and as CEO & CFO for Alamo Solar Manufacturing Corp. and TekSun PV Manufacturing he was able to obtain capital financing terms from three private equity sources.  Previously, he was the CFO for Venti Energy, Inc., a wind project in Austin, TX, working through the feasibility phase and assisting with its raising of capital.  While in Austin, Mr. Surette was also a consulting CFO with multiple clients in several high tech industries, including the oil and gas industry.  Prior to this he was an integral part of the Global Axcess Corp (OTCBB: GLXS) executive team.  His career started as the Finance Manager with Mast Industries, Inc. (the main distributor for The Limited) in charge of all international letters of credit and President’s finance report. He continued with KPMG, as a senior auditor for manufacturing and banking clients.  His background also includes significant experience in high tech software and hardware, real estate development, commercial and utility scale project developments, teleservices and telecommunications.  He has a Bachelor of Science degree in Accounting from the University of Massachusetts, an MBA from Babson College in Wellesley, MA and holds his CPA from the State of Virginia.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: July 13, 2010	By:	/s/ David Fann
David Fann
Chief Executive Officer